Exhibit 10.1

INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (“Agreement”) is executed effective as of July 1, 2019 (the “Effective Date”), by and between HERMAN MILLER, INC., a Michigan corporation (the “Company”), and ___________________ (“Indemnitee”).

RECITALS

A.Indemnitee is an employee of the Company or an Affiliate of the Company and in such capacity has agreed to serve as an officer, director, manager, agent and/or similar capacity (referred to as a “Responsible Party”) to the Company or one or more Affiliates of the Company. For purposes of this Agreement, the term “Affiliate” shall mean all entities that are controlled by the Company, are under common control with the Company or as identified in attached Appendix A, as may be updated by the Company from time to time.

B.The Affiliates have been formed and established in a number of jurisdictions throughout the world and have been organized in a variety of forms of business entities, many of which are unique to the jurisdiction in which they were formed. As a Responsible Party, Indemnitee may be exposed to certain personal risks associated with serving in such capacities for the benefit of the Company and/or its Affiliates.

C.The Company has determined that to attract and retain persons to serve as a Responsible Party for one or more Affiliates and encourage them to take the risks necessary for the success of the Company and/or its Affiliates, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons and to assume for itself and its Affiliates the liability for expenses and damages in connection with claims against them arising of their service as a Responsible Party.

NOW, THEREFORE, in order to induce Indemnitee to serve as a Responsible Party of the Company and/or its Affiliates, and in consideration of the foregoing recitals and mutual promises set forth in this Agreement, the parties agree as follows:

Section 1.    INDEMNIFICATION.

1.1    Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company and/or an Affiliate) by reason of the fact that Indemnitee is or was a Responsible Party of the Company or any Affiliate, by reason of any action or inaction on the part of Indemnitee while a Responsible Party, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit, or proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and/or an Affiliate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and/or an Affiliate, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
1.2    Proceedings by or in the Right of the Company and/or An Affiliate. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company or any Affiliate to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Responsible Party of the Company or any Affiliate, by reason of any action or inaction on the part of Indemnitee while a Responsible Party against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (to the extent reasonably approved by the Company), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement (to the extent reasonably approved by the Company) of such action or suit, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or an Affiliate, except that no indemnification shall be made in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company or an Affiliate unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.
1.3    Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1.1 or 1.2 or the defense of any claim, issue or matter in Section 1.1 or 1.2, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with such defense.

Section 2.    EXPENSES: INDEMNIFICATION PROCEDURE.

2.1    Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee, and, to the fullest extent permitted by law, amounts paid in settlement (to the extent reasonably approved by the Company) by Indemnitee, in connection with the investigation, defense, settlement, or appeal of any civil or criminal action, or proceeding referenced in Sections 1.1 or 1.2 of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made under this Agreement shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request for such advance by Indemnitee to the Company together with evidence of the expenses incurred by Indemnitee.

2.2    Notice/Cooperation by Indemnitee. Indemnitee shall, as condition precedent to the right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification shall or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement, or such other address as the Company shall designate in writing to Indemnitee. Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.
2.3    Procedure. Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement is not paid in full by the Company within forty five (45) days after a written request for payment of such claim has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount the claim and, subject to Section 6 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2.1 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide.
2.4    Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2.2 of this Agreement, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
2.5    Selection of Counsel. In the event the Company shall be obligated under Section 2.1 of this Agreement to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (whose approval shall not be unreasonably withheld), upon the delivery to Indemnitee of its written notification of election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided, that (a) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

Section 3.    ADDITIONAL RIGHTS; NONEXCLUSIVITY.
3.1    Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Company’s Articles of Incorporation, the Company’s Bylaws, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule that expands the right of a Michigan corporation to indemnify Indemnitee as a Responsible Party, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule that narrows the right of a Michigan corporation to indemnify Indemnitee as a Responsible Party, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations under this Agreement.
3.2    Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws or the organizational documents or instruments governing any Affiliate. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while Indemnitee is or was serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.
Section 4.    PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount of any such expenses, judgments, fines or penalties, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, fines or penalties to which Indemnitee is entitled.

Section 5.    SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 5. If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

Section 6.    EXCEPTIONS. Any other provision in this Agreement to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

6.1    Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other applicable statute or law.
6.2    Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

6.3    Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company or an Affiliate.

Section 7.    CONSTRUCTION OF CERTAIN PHRASES.

7.1    References to Company. For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that if Indemnitee is or was a Responsible Party of such constituent entity, or is or was serving at the request of such constituent entity as a Responsible Party of another entity, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving entity as Indemnitee would have with respect to such constituent entity if its separate existence had continued.

7.2    Other Phrases. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Responsible Party that imposes duties on, involves services by, such Responsible Party with respect to an employee benefit plan or its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 8.    COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Section 9.    SUCCESSORS AND ASSIGNS. This Agreement is personal to Indemnitee and shall not be assignable by Indemnitee without the prior written consent of the Company other than by the laws of descent and distribution. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and his respective estates, heirs, successors, legal representatives and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as previously defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

Section 10.    ATTORNEYS’ FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including, without limitation, attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or frivolous.

Section 11.    SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

Section 12.    NOTICE. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly on the third business day after the date postmarked, if delivered by domestic certified or registered mail with postage or, if delivered by other means, on the date actual notice is received. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

Section 13.    CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Michigan for all purposes in connection with any action or proceeding that arises out of or relates to this and agree that any action instituted under this Agreement may be brought in any court of competent jurisdiction in the State of Michigan.

Section 14.    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND ITS PROVISIONS CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY: HERMAN MILLER, INC.

By: __________________________________
                             Jacqueline Rice

Its: General Counsel

Address: 855 East Main Avenue
            Zeeland, Michigan 49464
Attention: General Counsel

INDEMNITEE:

_____________________________________                                                   (Signature)

Address: ___________________________
___________________________
     ___________________________

APPENDIX A
LIST OF NON-CONTROLLED ENTITES

Global Holdings Netherlands B.V.
HAY A/S
Kvadrat Australia Pty Limited
Kvadrat Maharam Arabia DMCC
Kvadrat Maharam Turkey JSC
Naughtone (Holdings) Limited
Naughtone Manufacturing Ltd
Naught One Ltd